                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         ABR Information Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    [LOGO] ABR INFORMATION SERVICES, INC.
                         34125 U.S. HIGHWAY 19 NORTH
                          PALM HARBOR, FLORIDA 34684

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 6, 1996
                             ---------------------

To the Shareholders of ABR Information Services, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of ABR Information Services, Inc. (the "Company") will be held at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida on Friday, December 6, 1996 at 10:00 a.m. Eastern Standard Time for the following purposes:

          1. To elect two directors to hold office until the 1999 Annual Meeting of Shareholders and until each of their respective successors is duly elected and qualified and to elect one director to hold office until the 1998 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

          2. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of voting Common Stock, $0.01 par value per share, from 20,000,000 to 100,000,000;

          3. To approve the Company's 1996 Non-Employee Director Stock Option Plan; and

          4. To transact any other business as may properly come before the Annual Meeting.

     Shareholders of record as of the close of business on October 18, 1996 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                          By Order of the Board of Directors,

                                          SUZANNE M. MACDOUGALD
                                          Secretary


November 8, 1996


             YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION
       AT THE ANNUAL MEETING, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                    [LOGO] ABR INFORMATION SERVICES, INC.

                          34125 U.S. HIGHWAY 19 NORTH
                           PALM HARBOR, FLORIDA 34684

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ABR Information Services, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, December 6, 1996 at 10:00 a.m. Eastern Standard Time, or any adjournment thereof.

     If the accompanying proxy form ("Proxy") is completed, signed and returned, the shares represented thereby will be voted at the Annual Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Annual Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof.


     The annual report to shareholders of the Company for the fiscal year ended July 31, 1996 along with this Proxy Statement are first being mailed on or about November 8, 1996 to shareholders entitled to vote at the Annual Meeting.


                         SHAREHOLDERS ENTITLED TO VOTE

     Shareholders of record as of the close of business on October 18, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date, there were 13,619,895 shares of voting Common Stock outstanding and entitled to vote. Each outstanding share of voting Common Stock is entitled to one vote on all matters submitted to a vote of shareholders.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of voting Common Stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

     Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The proposals set forth herein to approve (i) an amendment (the "Amendment") to the Company's Articles of Incorporation increasing the number of authorized shares of voting Common Stock, $0.01 par value per share, from 20,000,000 to 100,000,000 and (ii) the Company's 1996 Non-Employee Director Stock Option Plan (the "1996 Plan") will be adopted if a majority of the total votes present, or represented, and entitled to vote at the Annual Meeting vote in favor of such proposals.

     Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders which are set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Secretary of the Company written notice thereof; (ii) submitting a duly executed Proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by inspectors of election designated by the Board of Directors who will not be employed by the Company or any of its affiliates.

     The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of the Company without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of voting Common Stock held of record to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

                         ITEM 1:  ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE NOMINEES. PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

     The Company's Board of Directors is divided into three classes with each class serving three-year terms expiring at the third annual meeting of shareholders after their elections. Two directors are to be elected at the Annual Meeting to hold office for a term of three years expiring at the 1999 Annual Meeting of Shareholders, and until each of their respective successors shall have been duly elected and qualified. In addition, another director was appointed by the Company's Board of Directors to fill the vacancy created by the resignation of Stephen R. Hood, who retired effective August 3, 1996. Pursuant to Florida law, the term of a director appointed to fill a vacancy expires at the next shareholders' meeting at which directors are elected. This director is to be elected at the Annual Meeting to hold office for a remaining term of two years expiring at the 1998 Annual Meeting of Shareholders, and until his successor shall have been duly elected and qualified. In the event any of such nominees is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

     Certain information is given for the nominees for directors, as well as each director whose term of office will continue after the Annual Meeting.

                                                     PRINCIPAL OCCUPATION
           NAME             AGE                      AND OTHER INFORMATION
--------------------------  ---   -----------------------------------------------------------
                         NOMINEE FOR DIRECTOR -- TERM TO EXPIRE 1998
Vincent Addonisio.........  41    Mr. Addonisio has served as Executive Vice President, Chief
                                  Financial Officer, Treasurer and a Director of the Company
                                  since October, 1996, and served as Senior Vice President,
                                  Chief Financial Officer and Treasurer of the Company from
                                  1993 to October, 1996. From 1992 to 1993, Mr. Addonisio
                                  served as Vice President and Chief Financial Officer of AER
                                  Energy Resources, Inc., a manufacturer of rechargeable
                                  batteries. From 1991 to 1992, Mr. Addonisio served as Vice
                                  President of Finance and Administration and Chief Financial
                                  Officer of IQ Software Corporation, a software development company. From 1983 to 1991, he served as Chief Financial
                                  Officer and a director of Proto Systems, a manufacturer of printed circuit boards and a publisher of high technology
                                  journals. Prior to 1983, Mr. Addonisio was employed by W.R.
                                  Grace Company and Arthur Andersen & Co. Mr. Addonisio is a
                                  certified public accountant.
                       NOMINEES FOR DIRECTORS -- TERMS TO EXPIRE 1999
James E. MacDougald.......  53    Mr. MacDougald has served as Chairman of the Board,
                                  President, Chief Executive Officer and a Director of the
                                  Company (including its predecessors) since 1982. From 1965 to 1982, he served in various sales and sales management
                                  positions, most recently as Group Vice President of Sales, with Home Life Insurance Company of New York.
Thomas F. Costello........  55    Mr. Costello has served as a Director of the Company
                                  (including its predecessors) since 1989. For the past five years, Mr. Costello has served as Chairman and Chief
                                  Executive Officer of the Costello Group, New York, New
                                  York, an insurance and real estate brokerage company.
                    DIRECTOR CONTINUING IN OFFICE -- TERM TO EXPIRE 1997
Suzanne M. MacDougald.....  52    Mrs. MacDougald has served as Senior Vice President,
                                  Secretary and a Director of the Company (and its
                                  predecessors) since 1982.
                    DIRECTOR CONTINUING IN OFFICE -- TERM TO EXPIRE 1998
Mark M. Goldman...........  54    Mr. Goldman has served as a Director of the Company (and
                                  its predecessors) since 1989. For the past five years, Mr.
                                  Goldman has served as Vice Chairman and Chief Financial
                                  Officer of Phone Programs, Inc., Elmont, New York, a
                                  telephone marketing and promotions company.

                       ITEM 2:  APPROVAL OF THE AMENDMENT

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE AMENDMENT. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE APPROVAL OF THE AMENDMENT.

     The sole purpose of the Amendment is to increase the number of authorized shares of voting Common Stock, as set forth in Section 3.1 of Article III of the Company's Articles of Incorporation, from 20,000,000 to 100,000,000. The Amendment is attached to this Proxy Statement as Exhibit A.

     Of the 20,000,000 shares of voting Common Stock presently authorized, 13,619,895 shares were issued and outstanding and 1,115,241 shares were reserved for issuance, as of the Record Date, under the Company's existing 1987 and 1993 Stock Option Plans and the 1996 Non-Employee Director Stock Option Plan. The increase in authorized shares of voting Common Stock will provide shares for various purposes, including, without limitation: possible future stock splits or stock dividends; issuances from time to time in the event opportunities are presented for the acquisition of other companies; possible future public offerings or private placements; possible adoption of a rights plan; and possible future employee stock option or benefit plans. Except as otherwise indicated herein, there are no understandings, agreements, plans or commitments relating to the issuance of additional shares of voting Common Stock at this time.

     The Amendment was approved by the Board of Directors. The Board of Directors has determined, after giving due consideration to the foregoing, that the adoption of the Amendment would be in the best interests of the Company and its shareholders. If the Amendment is approved by the Company's shareholders, the Company will file a certificate to that effect with the Department of State of Florida. Upon acceptance of that filing, the Amendment would become effective.

     In the event the Amendment is approved by the shareholders and the increase in authorized shares becomes effective, such shares can be issued at such times and for such consideration not less than the par value thereof ($0.01 per share) as the Board of Directors, in its discretion, determines without further shareholder action, except as may be required by applicable law. Since the Company's Articles of Incorporation do not provide for preemptive rights, shareholders will not have a preferential right to subscribe for their proportionate share of any new issue of stock unless so provided by the Board of Directors. Issuance of any of the proposed additional authorized shares, other than as a pro rata distribution to existing shareholders, would dilute the proportionate voting power of existing shareholders.

     The Company does not view the Amendment as part of an "anti-takeover" strategy. The Amendment is not being advanced as a result of any known effort by any party to accumulate shares of the Company's voting Common Stock or to obtain control of the Company. Nevertheless, the Amendment might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's voting Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Furthermore, certain corporations have issued preferred stock or warrants or other rights to acquire preferred stock or common stock to the holders of their common stock pursuant to rights plans having terms designed to protect against the adverse consequences to shareholders of partial takeovers and front-end loaded two-step takeovers and freezeouts. The purpose of such a rights plan is to ensure that shareholders receive a fair price for their shares in the event of a takeover, by requiring any person who seeks to acquire a significant block of the corporation's stock to obtain a waiver of the rights plan from its board of directors. The Company's Board of Directors is considering adopting a rights plan for the Company, and assuming that such a plan is adopted, the additional authorized and unissued shares of voting Common Stock contemplated by the Amendment would be available for issuance pursuant thereto.

                       ITEM 3:  APPROVAL OF THE 1996 PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE 1996 PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE 1996 PLAN. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE APPROVAL OF THE 1996 PLAN.

GENERAL

     The Board of Directors of the Company approved the 1996 Plan on August 23, 1996 (the "Effective Date") to replace the Company's 1995 Non-Employee Director Stock Option Plan, which was approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders. The 1996 Plan provides for the grant of options in the form of nonqualified stock options. Such options do not meet the applicable statutory requirements of the Internal Revenue Code of 1986, as amended (the "Code"). The 1996 Plan is attached to this Proxy Statement as Exhibit B and the summary of the 1996 Plan set forth herein is qualified in its entirety by reference to the 1996 Plan. The purpose of shareholder approval of the 1996 Plan is to comply with the shareholder approval requirements of Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended.

PURPOSE

     The purpose of the 1996 Plan is to enable the Company and its subsidiaries to compete successfully in attracting, motivating and retaining members of the Company's Board of Directors, who are not employees of the Company or any of its subsidiaries (each a "Non-Employee Director"), with outstanding abilities by making it possible for them to purchase shares of voting Common Stock on terms which will give them a direct and continuing interest in the future success of the businesses of the Company and its subsidiaries and encourage them to remain as directors of the Company or one or more of its subsidiaries.

SHARES SUBJECT TO OPTIONS

     The 1996 Plan currently permits options to be granted to purchase up to 200,000 shares of voting Common Stock. Subject to shareholder approval, options to purchase 10,000 shares have been granted as of the Effective Date, with each Non-Employee Director receiving an option to purchase 5,000 shares of voting Common Stock. To the extent that options granted under the 1996 Plan expire or terminate without having been exercised in full, the voting Common Stock subject thereto will become available for future grants under the 1996 Plan. Provision is made under the 1996 Plan (the "Antidilution Provisions") for appropriate adjustment in the number of shares of voting Common Stock covered by the 1996 Plan and by each option granted thereunder and the related option price, in the event of any change in the voting Common Stock by reason of a stock dividend, merger, reorganization, stock split, recapitalization, combination, exchange of shares or other similar event.

ADMINISTRATION AND DURATION OF THE 1996 PLAN

     The 1996 Plan is intended to be self-governing. Therefore, the 1996 Plan requires no discretionary action by any administrative body with regard to any transaction under the 1996 Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board of Directors.

     The 1996 Plan will terminate on August 23, 2006, unless sooner terminated by the Board of Directors. Upon such termination, the outstanding options granted pursuant to the 1996 Plan will remain in effect until their exercise or expiration. The Board may, in its discretion, suspend or terminate the 1996 Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding option.

GRANTING AND TERMS OF OPTIONS

     On the date on which a Non-Employee Director, other than a Non-Employee Director who was serving as such on the Effective Date, is first elected or appointed as a Non-Employee Director during the existence of the 1996 Plan, such Non-Employee Director shall automatically be granted an option to purchase 5,000 shares of voting Common Stock. Each Non-Employee Director (i.e., Messrs. Goldman and Costello) as of the Effective Date has been granted an option to purchase 5,000 shares of voting Common Stock.

     In subsequent years after the year in which a Non-Employee Director is first elected or appointed (or has otherwise received options as provided in the preceding paragraph), such Non-Employee Director shall, on the day following the annual meeting of shareholders in each year during the time the 1996 Plan is in effect, automatically be granted an option to purchase 5,000 shares of voting Common Stock.

EXERCISE PRICE

     The per share exercise price of each option granted pursuant to the 1996 Plan shall be an amount equal to 100% of the fair market value of the voting Common Stock on the date that the option is granted (subject to adjustment as provided under the Antidilution Provisions). For purposes of the 1996 Plan, the "fair market value" of a share of voting Common Stock is defined as the average closing price of the voting Common Stock on an established national or regional stock exchange or automated quotation system, including, without limitation, the Nasdaq National Market, during the five trading days immediately preceding the date that the option is granted. If the voting Common Stock is not listed on such an exchange or quoted on such a quotation system, the fair market value of the voting Common Stock will be determined by the Board of Directors.

VESTING SCHEDULE

     Options granted pursuant to the 1996 Plan may be exercised, in whole or in part, as follows: (i) the option may not be exercised to any extent prior to one year following the date of grant; (ii) the option may be exercised to the extent of 25% of the shares subject to such option after one year following the date of grant and may be exercised to the extent of an additional 25% of the shares subject to such option after each of the second, third, and fourth years following the date of grant.

OPTION PERIOD

     The term of each option granted pursuant to the 1996 Plan shall be for a period of 10 years from the date of its grant. In certain circumstances involving certain (i) mergers and reorganizations and (ii) transactions involving the sale or transfer of substantially all of the assets of the Company or the acquisition of more than 50% of the voting Common Stock by any person or group of related persons without the prior approval of the Board, options that have been granted under the 1996 Plan shall become immediately exercisable in full.

METHOD OF PAYMENT

     Payment of the option price may be made in cash or by check, or by delivery of shares of voting Common Stock equivalent in fair market value to the option price, or by a combination of cash and shares of voting Common Stock, at the election of the Non-Employee Director and subject to the terms of the applicable stock option agreement.

METHOD OF EXERCISE AND PAYMENT TERMS

     Subject to the terms of each stock option agreement, options granted under the 1996 Plan may be exercised in whole or in part. Upon exercise of an option, the Non-Employee Director must pay in full the option price for the shares of voting Common Stock being purchased.

LIMITATIONS ON TRANSFERABILITY AND EFFECT OF DEATH OR RESIGNATION

     Options granted under the 1996 Plan are not transferable other than by will or by the laws of descent and distribution.

     During the lifetime of a Non-Employee Director, an option granted under the 1996 Plan shall be exercisable only by such Non-Employee Director and only while he is a member of the Company's Board of Directors, or, if after termination of service as a Non-Employee Director, either within (i) one month after the date on which he ceases to be a Non-Employee Director, other than by reason of death or resignation from the Board with the consent of the Company, or (ii) three months after his death or resignation from the Board with the prior consent of the Company, but only if and to the extent the option was exercisable prior to death or resignation. If a Non-Employee Director is removed as a director for "cause" (as defined in the Company's Articles of Incorporation, as amended from time to time), all options of such Non-Employee Director shall terminate immediately on the date of removal. If a Non-Employee Director dies within a period during which a stock option could have been exercised under the 1996 Plan, the stock option may be exercised after his death by those entitled to exercise such option under the Non-Employee Director's will or the laws of descent and distribution, but only if and to the extent such stock option was exercisable immediately prior to his death.

     The above exceptions to the general rule that options granted under the 1996 Plan must be exercised while the Non-Employee Director is a member of the Board are further limited by the requirement that no option may be exercised after its expiration.

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary, but not a complete discussion, of certain of the federal income tax consequences of stock options granted under the 1996 Plan. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. No discussion of state income tax law has been included. The 1996 Plan is not required to be qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly known as "ERISA").

     Nonqualified Stock Options -- General. The grant of a nonqualified stock option will generally result in the recognition of ordinary income by an optionee at the time of exercise in an amount equal to the excess of the fair market value of the voting Common Stock acquired at such time over the exercise price paid for such shares. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the voting Common Stock by the optionee will typically give rise to capital gain or loss to the extent the amount realized from the sale differs from the optionee's tax basis, which is usually the fair market value of the voting Common Stock acquired on the date of exercise. This capital gain or loss will be a long-term gain or loss if the voting Common Stock sold had been held for more than one year after the date of exercise.

     Payment of Option Price in Voting Common Stock. An optionee who pays all or a portion of the exercise price of a nonqualified stock option by using previously owned stock is subject to Internal Revenue Service rules concerning recognition of income or gain and determination of basis with respect to the stock received.

     Withholding. If the Company determines that it is required to withhold state or federal income tax as a result of the exercise of any option, it may require the optionee to make arrangements satisfactory to the Company in order to enable the Company to satisfy such withholding requirements. If such arrangements are not made, the Company may refuse to issue or transfer shares of stock upon exercise of the option.

     If an optionee satisfies such withholding requirements by tendering previously owned shares of voting Common Stock or requesting the Company to withhold shares of voting Common Stock from the exercised option stock, the transaction will be treated as a redemption of the voting Common Stock by the Company. If the redemption meets one of three tests, the employee will be entitled to treat the transaction in the same manner as a taxable sale of the voting Common Stock. Accordingly, the difference between the fair market value on the date income is recognized on the option shares and the tax basis of such delivered shares will be a long-term or short-term capital gain or loss, depending on the holding period of the delivered shares. If the redemption does not meet any of these three tests, the amount of the withholding obligation satisfied by tendering or withholding shares of voting Common Stock will be treated as a distribution taxable as a dividend to the extent of the Company's earnings and profits. Absent unusual circumstances, however, the redemption should be treated as a taxable sale and not as a distribution.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the voting Common Stock with the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and DP Index. This graph assumes that $100 was invested on May 26, 1994, the date of the Company's initial public offering. The stock price performance shown below is not necessarily indicative of future price performance.

                                   [GRAPH]

                                                            5/26/94    7/31/94    7/31/95    7/31/96
                                                            --------   --------   --------   --------
ABR INFORMATION SERVICES, INC.                                $100       $118       $323      $1,171
NASDAQ STOCK MARKET-US INDEX                                  $100       $ 99       $139      $  151
NASDAQ COMPUTER & DP INDEX                                    $100       $ 95       $164      $  184

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                               BOARD OF DIRECTORS

GENERAL

     The Board of Directors has established Audit, Compensation and Stock Option Committees. The Audit Committee, which is comprised of Messrs. Costello and Goldman, is responsible for recommending to the Board of Directors the appointment of independent auditors, reviewing with the independent auditors the scope of the annual audit engagement, and establishing and reviewing the Company's financial policies and control procedures. The Compensation Committee, which is comprised of Messrs. Costello, Goldman and MacDougald, is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses and other forms of compensation. The Stock Option Committee, which is comprised of Messrs. Costello and Goldman, is responsible for administering the Company's stock option plans.

     The Board of Directors held four meetings during the fiscal year ended July 31, 1996. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. The Audit Committee, the Compensation Committee and the Stock Option Committee each met once. All directors attended all meetings of the Board of Directors and all Committees on which they served during the fiscal year ended July 31, 1996, except Mr. Hood, who attended two of the four meetings of the Board of Directors. Mr. Hood retired as Executive Vice President and a Director of the Company effective August 3, 1996.

DIRECTOR COMPENSATION

     Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or committees thereof. Directors who are not executive officers of the Company receive an annual fee of $6,000, plus $1,000 for each board meeting attended and $1,000 per committee meeting attended.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended July 31, 1996, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the"Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of voting Common Stock as of the Record Date, with respect to: (i) each of the Company's directors; (ii) each of the Company's executive officers named in the Summary Compensation Table below; (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the voting Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                                           BENEFICIALLY OWNED
                                                                         -----------------------
                                                                          SHARES         PERCENT
                                                                         ---------       -------
James E. MacDougald(1)(2)(3)...........................................    378,361          2.8%
Vincent Addonisio(1)(4)................................................     51,671            *
Suzanne M. MacDougald(1)(5)(6).........................................    362,090          2.7
Randolph C. Metcalfe(7)................................................    138,494          1.0
Stephen R. Hood(8)(9)..................................................    370,718          2.7
Thomas F. Costello(10).................................................    356,438          2.6
Mark M. Goldman(11)(12)................................................    172,237          1.3
Putnam Investments, Inc.(13)...........................................  1,476,700         10.8
Directors and executive officers as a group (seven persons)(14)........  1,830,009         13.3

---------------

   * Less than 1%.
 (1) The business address of Messrs. MacDougald and Addonisio and Mrs. MacDougald is 34125 U.S. Highway 19 North, Palm Harbor, Florida 34684.
 (2) Excludes 362,090 shares beneficially owned by his wife, Suzanne M. MacDougald, and reported elsewhere in this table.
 (3) Includes 22,393 shares issuable under currently exercisable options.
 (4) Includes 50,416 shares issuable under currently exercisable options.
 (5) Excludes 378,361 shares beneficially owned by her husband, James E. MacDougald, and reported elsewhere in this table.
 (6) Includes 10,435 shares issuable under currently exercisable options.
 (7) Includes 19,736 shares issuable under currently exercisable options.
 (8) Includes 33,860 shares owned of record by Mr. Hood's minor children.
 (9) Includes 16,532 shares issuable under currently exercisable options. Mr. Hood retired as Executive Vice President and a Director of the Company effective August 3, 1996.
(10) Includes 1,875 shares issuable under currently exercisable options.
(11) Includes 15,350 shares owned of record by Mr. Goldman's wife.
(12) Includes 1,875 shares issuable under exercisable options.
(13) The business address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02107.
(14) See notes (2) to (12) above.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid to or earned by the Company's President and Chief Executive Officer and each of the Company's four other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended July 31, 1996, 1995 and 1994.

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                    ANNUAL COMPENSATION    NUMBER OF
                                           FISCAL   -------------------     OPTIONS/        ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS         SARS       COMPENSATION(1)
-----------------------------------------  ------   --------   --------   ------------   ---------------
James E. MacDougald,                        1996    $175,000   $315,000      90,000          $ 4,396
  President and Chief Executive Officer     1995     152,000    148,856      35,723            3,800
  ABR Information Services, Inc.            1994     152,400     55,998       9,170            3,810
Vincent Addonisio,                          1996     130,812    155,000      30,000            3,653
  Executive Vice President,                 1995     115,500     99,479      33,758            2,888
  Chief Financial Officer and Treasurer     1994     105,438     27,999       2,876            6,448
  ABR Information Services, Inc.
Stephen R. Hood,(2)                         1996     126,225     45,000          --            2,933
  Executive Vice President                  1995     123,400     99,479      26,424            3,085
  ABR Information Services, Inc.            1994     123,400     27,999       6,983            3,085
Randolph C. Metcalfe,                       1996     126,250    111,000      10,000            3,670
  Executive Vice President                  1995     116,813     99,479      26,159            2,920
  ABR CobraServ, Inc.                       1994     111,000     27,999       5,511            2,775
Suzanne M. MacDougald,                      1996      67,000     58,000      15,000            1,686
  Senior Vice President and Secretary       1995      65,000     47,189      24,458            1,625
  ABR Information Services, Inc.            1994      60,000      9,333       2,852            1,500

---------------

(1) Includes allocations to the accounts of the executive officers under the Company's defined contribution savings plan. See "-- Savings Plan."
(2) Mr. Hood retired as Executive Vice President and a Director of the Company effective August 3, 1996.

     The following table sets forth information with respect to grants of stock options during fiscal 1996 to the executive officers named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1996

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                              INDIVIDUAL GRANTS                             ANNUAL RATES OF
                         ------------------------------------------------------------         STOCK PRICE
                                    % OF TOTAL OPTIONS                                     APPRECIATION FOR
                                   GRANTED TO EMPLOYEES   EXERCISE                           OPTION TERMS
                         OPTIONS        IN FISCAL           PRICE                       -----------------------
         NAME            GRANTED           1996           PER SHARE   EXPIRATION DATE     5%(2)        10%(2)
-----------------------  -------   --------------------   ---------   ---------------   ----------   ----------
James E. MacDougald....   30,000           10.5%           $ 13.53         8/11/05      $  255,268   $  646,900
                          60,000           21.0              33.25         2/20/06       1,254,644    3,179,517
Vincent Addonisio......   30,000           10.5              33.25         2/20/06         627,322    1,589,759
Stephen R. Hood(3).....       --             --                 --              --              --           --
Randolph C. Metcalfe...   10,000            3.5              33.25         2/20/06         209,107      529,920
Suzanne M. MacDougald..   15,000            5.3              33.25         2/20/06         313,661      794,879

---------------

(1) Options granted under the Company's 1987 Stock Option Plan and 1993 Stock Option Plan (the "Plans") are exercisable by the named executive officer to the extent of 25% of the shares subject to such options each year beginning one year after the date of grant subject to certain conditions.
(2) Assumes rates of voting Common Stock price appreciation that are prescribed by the Commission.
(3) Mr. Hood retired as Executive Vice President and a Director of the Company effective August 3, 1996.

     The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during fiscal 1996 and the year-end value of unexercised options held by such executive officers.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                          AND YEAR-END OPTIONS VALUES

                                                                   NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                         NUMBER OF                        OPTIONS                 IN-THE-MONEY OPTIONS AT
                                          SHARES                        AT YEAR-END                     YEAR-END (1)
                                        ACQUIRED ON    VALUE     --------------------------   --------------------------------
                 NAME                    EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
--------------------------------------  -----------   --------   -----------   ------------   ----------------   -------------
James E. MacDougald...................         --           --      22,393        112,500        $  954,541       $ 3,016,650
Vincent Addonisio.....................         --           --      50,416         52,500         2,306,282         1,375,050
Steven R. Hood(2).....................         --           --      16,532         16,875           705,144           637,538
Randolph C. Metcalfe..................      2,672     $ 99,265      19,736         26,875           860,674           812,538
Suzanne M. MacDougald.................         --           --      10,435         31,875           428,844           900,038

---------------

(1) Represents the number of shares of voting Common Stock that may be acquired upon the exercise of options, multiplied by the difference between (i) the closing sales price per share of the voting Common Stock as of the end of fiscal 1996 ($50.75 per share) and (ii) the exercise price per share.
(2) Mr. Hood retired as Executive Vice President and a Director of the Company effective August 3, 1996.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     In March, 1994, the Company entered into one-year employment agreements with each of James E. MacDougald, Vincent Addonisio, Stephen R. Hood, Randolph
C. Metcalfe and Suzanne M. MacDougald. These agreements have been renewed annually, most recently in March, 1996 for an additional one-year term, and currently provide for annual base salaries of $190,000, $140,000, $127,600, $130,000, and $40,000, respectively. Each employment agreement provides that during a period of not less than one year nor more than two years following termination of employment, as determined by the Company's Board of Directors, the executive officer will not, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, or participate as an officer, employee, partner, director or otherwise, or have any financial interest, in any business that is in competition with the business of the Company, subject to certain limitations. Each employment agreement automatically renews for successive one-year terms unless terminated by either party, and provides that if the employment agreement is terminated for any reason other than the executive officer's death or disability, or for cause (as defined therein), the Company will pay the executive officer severance during the period following termination of employment in which the executive officer is required not to compete with the Company, based on the executive officer's annual base salary during the year of termination. Such severance payment may, upon the executive officer's election, be paid in one lump sum. Under each employment agreement, the executive officer is entitled to participate in such bonus programs and other benefit plans as are generally made available to senior management of the Company.

     Mr. Hood retired as Executive Vice President and a Director of the Company effective August 3, 1996. Subsequently, Mr. Hood was paid a severance payment in accordance with his employment agreement.

     The Company also has an employment and severance agreement with each of Messrs. MacDougald and Addonisio. Each of these agreements provides, among other things, that the executive officer is entitled to benefits if, within five years after a "change in control of the Company," the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer due to a material breach of the agreement by the Company or a significant change in the officer's responsibilities. The benefits provided are:
(i) a cash termination payment of up to five times the sum of the executive officer's annual salary at the time of termination and his average annual bonus during the three years before the termination and (ii) continuation for up to five years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. Among other situations, a "change of control of the Company" will be deemed to have occurred for purposes of the agreements if: (i) a person (other than with respect to an employee benefit plan of the Company) becomes the beneficial owner of 50% or more of the voting power of the Company's securities; (ii) at any time one-half or more of the directors of the Company are not Continuing Directors (as defined in the agreements); (iii) there is consummated any merger of the Company or share exchange involving the Company, whether or not the Company is the surviving corporation and/or pursuant to which shares of voting Common Stock are converted into cash, securities or other property, unless the holders of voting Common Stock receive at least 50% of the voting power of the voting Common Stock of the surviving corporation immediately after the merger or share exchange;
(iv) the Company sells or otherwise disposes of all or substantially all of its assets; or (v) the shareholders of the Company approve a plan of liquidation or dissolution for the Company. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an "excess parachute payment" for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he could receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code. With respect to each of Mr. MacDougald and Mr. Addonisio, any benefits payable under his employment and severance agreement are in lieu of the severance payments that may be due under his employment agreement.

INCENTIVE BONUS PLAN

     Effective August 1, 1993, the Company adopted an Incentive Bonus Plan, which provides for the discretionary payment of annual incentive awards to key employees pursuant to a formula related to the Company's pre-tax profits (income before income taxes), based on the attainment of pre-established goals related to the Company's pre-tax margin (income before income taxes divided by revenues) and its revenue growth (based on annual increases in revenues). Payments under the Incentive Bonus Plan are discretionary, based on the determination of the Board of Directors of the Company, and are subject to certain limitations as provided in the Incentive Bonus Plan. Quarterly advances against estimated annual payments may be made at the Company's discretion. No bonus can be earned under the Incentive Bonus Plan in any fiscal year unless the Company's revenues increase by at least 20% over the prior fiscal year, and the Company's pre-tax margin is at least 16%, including the effect of the bonus on pre-tax margin. The maximum amount of the bonus pool in any fiscal year is limited to the amount that would be determined if revenue growth were 50% over the prior fiscal year, and the pre-tax margin is 20%, including the effect of the bonus on pre-tax margin. Under the Incentive Bonus Plan, 90% of the amount of bonus pool distributions are based on established allocations for each eligible executive officer, and the remaining 10% is distributed based on the recommendation of the Chief Executive Officer.

SAVINGS PLAN

     Effective January 1, 1992, the Company established a defined contribution savings plan (the "Savings Plan") covering substantially all employees. The Savings Plan consists of an employee elective contribution and a company matching contribution for each eligible participant. The Company's matching contribution is determined by the Board of Directors on a discretionary basis. The Company's contributions under the Savings Plan in fiscal 1994, 1995 and 1996 were approximately $54,000, $124,500 and $167,969, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James E. MacDougald, the Company's Chairman of the Board, President and Chief Executive Officer, is a member of the Compensation Committee of the Board of Directors. As a result, Mr. MacDougald participated in deliberations regarding the compensation to be paid to executive officers of the Company during fiscal 1994, 1995 and 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Under the rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's chief executive officer and its executive officers. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

     The Compensation Committee of the Board of Directors and the Stock Option Committee are responsible for separate aspects of the Company's compensation program for its executive officers, including the named executive officers. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Compensation Committee is also responsible for overseeing other forms of cash compensation and benefits to other senior officers. The Compensation Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters. Since the completion of the Company's initial public offering, the Stock Option Committee is responsible for making stock option grants under the Company's stock option plans to executive officers of the Company.

Prior to the Company's initial public offering: (i) the Company's chief executive officer made recommendations to the Board of Directors with respect to stock option grants to executive officers other than the chief executive officer; and (ii) the Board of Directors (excluding the chief executive officer) made decisions with respect to stock option grants to the chief executive officer.

COMPENSATION PHILOSOPHY

     The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

     The Compensation Committee monitors the operation of the Company's executive compensation policies. In August, 1993, the Company implemented the recommendations of independent compensation consultants that were retained by the Company to assess the effectiveness of the Company's executive compensation programs by comparing the Company's compensation programs to various other information services companies and other companies with similar growth characteristics to those of the Company. Key elements of the Company's compensation program consists of base salary, discretionary annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits and contributions made by the Company under the Company's Savings Plan. See "Executive Compensation -- Savings Plan."

     Base Salaries. The Company has established competitive annual base salaries for all executive officers, including the named executive officers. The Company has entered into one-year employment agreements with each of the executive officers. Each employment agreement automatically renews for successive one-year terms unless terminated by either party. See "Executive Compensation-Employment Agreements." The annual base salaries for each of the Company's executive officers, including the Company's chief executive officer, reflect both the recommendations of the Company's compensation consultants and the subjective judgment of the Compensation Committee based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company.

     Mr. MacDougald's annual base salary as the Company's chief executive officer is currently $190,000. The Compensation Committee believes that this annual base salary is consistent with the salary range established for this position based on the Company's discussions with outside consultants, the factors noted above and Mr. MacDougald's prior experience and managerial expertise, his knowledge of the Company's operations and the industry in which it operates.

     Annual Bonus. The Company's executive officers are eligible for an annual cash bonus under the Company's Incentive Bonus Plan, which was implemented based on its discussions with independent compensation consultants in August, 1993. The Incentive Bonus Plan provides for the discretionary payment of annual incentive awards to key employees, including executive officers of the Company, pursuant to a formula related to the Company's pre-tax profits (income before income taxes), based on the attainment of preestablished goals related to the Company's pre-tax margin (income before income taxes divided by revenues) and its revenue growth (based on annual increases in revenues). Payments under the Incentive Bonus Plan are discretionary, and are subject to certain limitations as provided in the Incentive Bonus Plan. Under the Incentive Bonus Plan, 90% of the amount of bonus pool distributions are based on established allocations for each eligible executive officer, and the remaining 10% is distributed based on the recommendation of the Company's chief executive officer.

     The amount of the cash bonus paid to Mr. MacDougald as the Company's chief executive officer under the Incentive Bonus Plan was $315,000 for the fiscal year ended July 31, 1996, and was determined in accordance with the provisions of the Incentive Bonus Plan.

     Stock Options. Under the Plans, stock options may be granted to key employees, including executive officers of the Company. Prior to the Company's initial public offering, the Company's chief executive officer made recommendations to the Board of Directors with respect to the granting of stock options to employees, including executive officers of the Company other than the chief executive officer, for approval or disapproval by the Board of Directors. Since the Company's initial public offering, the Plans are administered by the Stock Option Committee in accordance with the requirements of Rule 16b-3.

     Prior to the Company's initial public offering, the principal factors considered in determining the granting of stock options to executive officers of the Company, including the Company's chief executive officer, were the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities and his or her contributions toward the Company's attainment of strategic goals. All stock options granted under the Plans were made at fair market value on the date of grant and were not exercisable for a vesting period of one to four years following the date of grant.

     During the fiscal year ended July 31, 1996, options to purchase 90,000 shares of voting Common Stock under the Plans were granted to Mr. MacDougald.

SECTION 162(M) LIMITATIONS

     Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

                             COMPENSATION COMMITTEE

                               Thomas F. Costello
                                Mark M. Goldman
                              James E. MacDougald

October 11, 1996

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditors for fiscal 1997. A representative of Grant Thornton LLP will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and may make a statement if he or she so desires.

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 1997 Annual Meeting of Shareholders must be received by the Company no later than June 30, 1997 to be eligible for inclusion in the proxy material for that meeting.

                                 OTHER MATTERS

     Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                          By Order of the Board of Directors,

                                          SUZANNE M. MACDOUGALD
                                          Secretary

                                                                       EXHIBIT A

                            AMENDMENT TO ARTICLE III
                        OF THE ARTICLES OF INCORPORATION
                       OF ABR INFORMATION SERVICES, INC.

     The Articles of Incorporation of ABR Information Services, Inc. are hereby amended to delete the first two sentences of Section 3.1 of Article III in their entirety and replace them with the following:

     "The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 102,250,000 shares, of which 100,250,000 shares shall be Common Stock having a par value of $0.01 per share ("Common Stock") and 2,000,000 shares shall be Preferred Stock having a par value of $0.01 per share ("Preferred Stock"). Of the Common Stock, 100,000,000 shares shall be voting shares ("Voting Common Stock") and 250,000 shares shall be nonvoting shares ("Nonvoting Common Stock")."

                                                                       EXHIBIT B

                         ABR INFORMATION SERVICES, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE OF PLAN

     The purpose of this Plan is to enable ABR Information Services, Inc. (the "Company") and its Subsidiaries to compete successfully in attracting, motivating and retaining Non-Employee Directors with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain as directors of the Company or one or more of its Subsidiaries.

2. DEFINITIONS

     For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the United States Internal Revenue Code of 1986, as amended.

          (c) "Effective Date" means the date the Plan is adopted by the Board.

          (d) "Fair Market Value" means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq Stock Market's National Market), the average closing price of a Share on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average closing price for the ten trading days immediately preceding the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Board shall determine the Fair Market Value of a Share.

          (e) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or any Subsidiary.

          (f) "Option" means an option granted under this Plan, which Option shall not be an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

          (g) "Optionee" means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

          (h) "Plan" means the Company's 1996 Non-Employee Director Stock Option Plan.

          (i) "Rule 16b-3" means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

          (j) "Share" means one share of voting common stock, par value $.01 per share, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 5 hereof.

          (k) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3. LIMITS ON OPTIONS

     The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 200,000 Shares, subject to adjustment as provided in Section 5 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

4. GRANTING AND TERMS OF OPTIONS

     (a) On the date on which a Non-Employee Director, other than a Non-Employee Director who is serving as such on the Effective Date, is first elected or appointed as a Non-Employee Director during the existence of the Plan, such Non-Employee Director shall automatically be granted an Option to purchase 5,000 Shares. Each Non-Employee Director as of the Effective Date shall, on the Effective Date, automatically be granted an Option to purchase 5,000 Shares.

     (b) Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted an Option to purchase 5,000 Shares; provided, however, that a Non-Employee Director who receives, in any year, an Option pursuant to Section 4.(a) hereof shall not be eligible to begin to receive grants pursuant to this Section 4.(b) until the following year.

     (c) Notwithstanding the provisions of Section 4.(a) and 4.(b) hereof, Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

     (d) The exercise price of each Share subject to an Option shall be equal to 100% of the Fair Market Value of the Shares on the date of grant of such Option.

     (e) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution.

     (f) Each Option shall expire and all rights thereunder shall end at the expiration of ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in subsections (g) and (h) of this
Section 4.

     (g) During the life of an Optionee, an Option shall be exercisable only by such Optionee and only within one (1) month after the date on which the Optionee ceases to be a Non-Employee Director, other than by reason of the Optionee's death or resignation from the Board with the consent of the Company as provided in subsection (h) of this Section 4, but only if and to the extent the Option was exercisable immediately prior to such date, and subject to the provisions of the subsections (f) and (i) of this Section 4. If the Optionee is removed as a Director for cause (as defined in the Company's Articles of Incorporation, as amended from time to time), all Options of the Optionee shall terminate immediately on the date of removal.

     (h) If an Optionee: (i) dies while a Non-Employee Director or within the period when an Option could have otherwise been exercised by the Optionee; or
(ii) ceases to be a Non-Employee Director as a result of such Optionee's resignation from the Board, provided that the Company has consented in writing to such Optionee's resignation, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee, shall have the right, at any time within three (3) months after the death or after such resignation of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsections (f) and (i) of this Section 4, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee's death or resignation.

     (i) The Optionee may exercise the Option (subject to the limitations on exercise set forth in subsection (f) of this Section 4), in whole or in part, as follows: (i) the Option may not be exercised to any extent prior to one (1) year following the date of grant; and (ii) the Option may be exercised to the extent of 25% of the Shares subject to such Option after one year following the date of grant and may be exercised to the extent of an additional 25% of the Shares subject to such Option after each of the second, third and fourth years following the date of grant.

     (j) An Option may be exercised in whole at one time or in part from time to time, subject to subsection (i) of this Section 4.

5. EFFECT OF CHANGES IN CAPITALIZATION

     (a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Board of Directors in (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan, and (ii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

     (b) Subject to Section 5.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

     (c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer of the assets of the Company; or (iv) the acquisition of more than fifty percent (50%) of the outstanding shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934 if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

     (d) Adjustments under this Section 5 relating to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 5 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the Options and preserve, without exceeding, the value of such Options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

     (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

6. DELIVERY AND PAYMENT FOR SHARES

     (a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Board. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

     (b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option shall be made: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii) hereof.

7. NO CONTINUATION AS A DIRECTOR AND DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director of the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

8. ADMINISTRATION

     The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934, as amended, and accordingly is intended to be self-governing. To this end, the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

9. NO RESERVATION OF SHARES

     The Company shall be under no obligation to reserve or to retain in its treasury any particular number of Shares in connection with its obligations hereunder.

10. AMENDMENT OF PLAN

     The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable; provided, that (i) no such amendment shall be made without shareholder approval if such approval would be required to comply with Rule 16b-3 and (ii) the provisions of Sections 4.(a) and 4.(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

11. TERMINATION OF PLAN

     This Plan shall terminate ten (10) years from the Effective Date. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

12. EFFECTIVE DATE

     The Plan shall become effective on the Effective Date and Options hereunder may be granted at any time on or after that date, subject to approval of the Plan by the Company's shareholders within one year after the Effective Date by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and in a manner that satisfies the requirements of Rule 16b-3. Upon approval of the Plan by the shareholders of the Company as set forth above, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.

                                                                      APPENDIX A


                     1996 ANNUAL MEETING OF SHAREHOLDERS OF
                         ABR INFORMATION SERVICES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

    The undersigned hereby appoints James E. MacDougald and Vincent Addonisio, and each of them, as proxies, each with full power of substitution, to represent and to vote all shares of voting common stock of ABR INFORMATION SERVICES, INC., a Florida corporation, (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on Friday, December 6, 1996, at 10:00 a.m., EST, and at any adjournment thereof, hereby revoking any and all heretofore given:

    1.  Election of directors for terms expiring in 1998:

        [ ] FOR THE ELECTION OF VINCENT ADDONISIO for term expiring in 1998 and FOR THE ELECTION OF JAMES E. MACDOUGALD and THOMAS F. COSTELLO for term expiring in 1999 (collectively, the "Nominees")
        [ ]  WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

    2. Approval of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of voting common stock from 20,000,000 to 100,000,000.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    3.  Approval of the Company's 1996 Non-Employee Director Stock Option Plan.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   (continued, and to be signed on reverse side)

                          (continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND FOR THE APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.


                                                DATED:                     1996
                                                      --------------------,

                                                --------------------------------
                                                Signature of Shareholder

                                                --------------------------------
                                                Signature of Shareholder if held
                                                jointly

    Please sign exactly as your name appears hereon. If shares owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                        ENCLOSED POSTAGE PAID ENVELOPE.